UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
The Dolan Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 317-9420
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 30, 2011, The Dolan Company (the “Company”) entered into a first amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of December 6, 2010, among the Company, its consolidated subsidiaries, the lenders from time to time party thereto, U.S. Bank National Association, as a lender, LC issuer, swing line lender, lead arranger, sole bookrunner, and as administrative agent for the lenders, and Wells Fargo Bank, National Association, as a lender and as syndication agent (the “Credit Agreement”).
The Amendment changes the definition of “Adjusted EBITDA” in the Credit Agreement to exclude certain acquisition expenses from the calculation thereof. The Amendment was made to align the Credit Agreement with current practices in the marketplace.
The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference herein, and the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2010 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Exhibits

10
First Amendment to Third Amended and Restated Credit Agreement, dated as of September 30, 2011, by and among the Company, its consolidated subsidiaries, the lenders from time to time party to the Credit Agreement, U.S. Bank National Association, as a lender, LC issuer, swing line lender, and as administrative agent for the lenders, and Wells Fargo Bank, National Association, as a lender and as syndication agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY
Date: September 30, 2011	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibits

10
First Amendment to Third Amended and Restated Credit Agreement, dated as of September 30, 2011, by and among the Company, its consolidated subsidiaries, the lenders from time to time party to the Credit Agreement, U.S. Bank National Association, as a lender, LC issuer, swing line lender, and as administrative agent for the lenders, and Wells Fargo Bank, National Association, as a lender and as syndication agent.